UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 12, 2016

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.

As was previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 6, 2016, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into a series of agreements pursuant to a loan (the “Loan”) facilitated by China Kington Asset Management Co. Ltd. In connection with the Loan, on January 12, 2016 the Company issued a promissory note to Mr. Jian Ping Fu in the amount of $1,365,000 (the “Note”) upon receipt of such funds from Mr. Fu.

The proceeds from the Note are to be used for general corporate purposes. Minimum quarterly payments of principal and interest will begin on March 31, 2016 and continue on the last day of each June, September, December and March thereafter. The entire principal sum and any and all accrued and unpaid interest is payable in full upon the Company’s next financing, but in no event shall the term of the Loan extend beyond January 12, 2019. The Note will pay interest at a rate of six percent (6%) per annum and may be prepaid in whole or in part at any time without premium or penalty.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)           The information set forth in Item 1.01 of the Current Report of Form 8-K is incorporated by reference into this Item 2.03. A full description of the Loan was previously reported in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2016, and the information set forth in such Item is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Promissory Note Payable to Mr. Jian Ping Fu, dated January 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

	By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: January 13, 2016